QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

Election to Defer
Performance Award Payment

Executive Compensation Committee
State Street Corporation
225 Franklin Street
Boston, MA 02110

Attention:	Boon Ooi Senior Vice President Human Resources & Organizational Performance

Ladies and Gentlemen:

The undersigned is a participant (the "Participant") in the "1997 Equity Incentive Plan", Cycle    . Payments, if any, under the Plan with respect to such Cycle, unless deferred, are to be made on or before            (the "Payments"), subject to the provisions of paragraph 3(b) of the Performance Award Agreement between the undersigned and State Street dated            . Pursuant to said Plan and Agreement, the Participant hereby elects to defer (choose one):

(    ) $            (or 100% of the Payments, if less)

(    )            % of the Payments

(the deferred amount with interest thereon as provided below being the "Deferred Payment") until (Date), (Year) subject to the terms and conditions hereof.

This deferral of the Deferred Payment is made upon the following terms and conditions prescribed by the Executive Compensation Committee:

  1)
  Deferral Period.    The deferral period shall not be less than two years from            , nor more than ten years from such date.

  2)
  Lump Sum.    The Deferred Payment when paid will be paid in a single cash lump sum.

  3)
  Non-Assignable.    The Deferred Payment may not be assigned, transferred, pledged or encumbered. In the event of death of the undersigned prior to the complete distribution of the Deferred Payment, any portion of such Deferred Payment that has not been distributed shall be paid or distributed to:                         .

  4)
  Irrevocable Election.    The deferral is irrevocable except in the event of the Participant's death, other termination of the Participant's employment, or a Change in Control (as defined in the Plan). In the event of the Participant's death, the Deferred Payment will be made to the Participant's estate as soon as practicable following death. In the event of the Participant's termination of employment for any reason other than death, the Deferred Payment will be made to the Participant as soon as practicable after such termination of employment. Upon a Change in Control the Deferred Payment will be made to the Participant as soon as practicable after such event.

  5)
  Interest.    The amount deferred will accrue interest, annually, at a rate effective to the yield to maturity on the 360-day Treasury bill with an issue date closest to                        , and with issue dates closest to                        of each succeeding year. In no event, however, shall the interest payable with respect to the Deferred Payments be greater than the maximum interest rate, if any, permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended, the regulations thereunder or interpretations thereof.

  6)
  Withholding.    The Deferred Payment shall be reduced by withholding taxes and other legally required deductions at the time of distribution.

  7)
  Reports.    State Street shall provide the Participant with a statement of the amount of the Deferred Payment (including the interest accrued thereon) as of the end of each calendar year.

  8)
  No Funding.    State Street will not fund the Deferred Payment. State Street's obligation to pay the Deferred Payment constitutes a mere promise to pay, will be paid solely from the general assets of State Street and the Participant's rights shall be only those of an unsecured general creditor.

  9)
  Limitation.    The deferral of the Deferred Payment shall not give the Participant any right to be retained as an employee.

The undersigned hereby agrees to the foregoing terms and conditions with respect to the Deferred Payment and by signing below intends and agrees to be legally bound thereby.

Very Truly Yours,

Witness
Dated:
The foregoing election is accepted.
State Street Corporation
Boon Ooi Senior Vice President
Dated:

QuickLinks

  Exhibit 10.2